Exhibit 99.2

SECOND AMENDMENT TO
STOCK PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made effective as of April 28, 2006 by and among Electrical Components International Holdings Company, a Delaware corporation (“Purchaser”), Viasystems Group, Inc., a Delaware corporation (“Parent”), Wire Harness Holding Company, Inc., a Delaware corporation (“Seller”), and Wire Harness Industries, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Seller (the “Company”).

WITNESSETH:

WHEREAS, Purchaser, Parent, Seller and the Company are parties to that certain Stock Purchase Agreement dated March 21, 2006, as amended by that certain First Amendment to Stock Purchase Agreement dated as of April 4, 2006 (as so amended, the “Agreement”); and

WHEREAS, the parties desire to further amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Section 1.1 of the Agreement is hereby amended to delete the following:

“Target Working Capital Amount” means Thirty One Million Dollars ($31,000,000).

3. Section 3.1 of the Agreement is hereby amended to read in its entirety as follows:

3.1 Consideration.

(a) Preliminary Purchase Price. The preliminary purchase price for the Shares and the covenant not to compete contained in Section 8.18 (Non-Competition) shall be an amount of cash equal to Three Hundred Twenty Million Dollars ($320,000,000) (the “Preliminary Purchase Price”). The Preliminary Purchase Price shall be allocated in accordance with Section 8.13. On the Closing Date, Purchaser shall pay the Preliminary Purchase Price to Seller, which shall be paid by wire transfer of immediately available United States funds into an account or accounts designated by Seller not less than three (3) days prior to the Closing Date.

(b) Adjustment of Preliminary Purchase Price. The Preliminary Purchase Price shall be subject to adjustment as provided in this Section 3.1(b).

(i) Estimates.

(A) Seller’s reasonable good faith estimate of (1) the current assets of the Company and the Subsidiaries, excluding cash and cash equivalents, minus

(2) the current liabilities of the Company, in each case, (x) calculated as of the Closing Date and after giving effect to the Restructuring and reflecting an accrual for bonuses payable to Continuing Employees for the allocable portion of 2006 fiscal year under Parent’s Annual Incentive Compensation Plan and the Senior Executive MBO Plan and (y) prepared in accordance with the accounting principles and methodologies employed by Seller in preparing the Balance Sheet and those set forth on Schedule 3.1(b) consistently applied (such amount generally, “Working Capital”), is $27,142,000; and

(B) Seller’s reasonable good faith estimate of cash and cash equivalents of the Company as of the Closing Date arrived at in accordance with the principles specified in clause (A) above is at least $2,858,000 (such amount generally, “Cash”).

(ii) Closing Date Statement. No later than sixty (60) calendar days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement of the actual Working Capital as of the Closing Date and the actual Cash as of the Closing Date (such amounts, being the “Closing Date Working Capital” and the “Closing Date Cash”, respectively, and such statement, the “Closing Date Statement”), which Closing Date Statement shall be prepared in accordance with the accounting principles and methodologies employed by Seller in preparing the Balance Sheet and those set forth on Schedule 3.1(b) consistently applied. The Closing Date Statement shall be signed by Purchaser’s Chief Financial Officer and accompanied by reasonable supporting documentation. Seller shall and shall cause its accountants to cooperate with Purchaser and its accountants to the extent required to enable Purchaser to prepare the Closing Date Statement in accordance with this Agreement.

(iii) Disputes.

(A) Subject to clause (B) of this Section 3.1(b)(iii), the Closing Date Statement delivered by Purchaser to Seller shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

(B) Seller may dispute any amounts reflected on the Closing Date Statement, but only on the basis that the amounts reflected on the Closing Date Statement were not arrived at in accordance with the accounting principles and methodologies employed by Seller in preparing the Balance Sheet and those set forth on Schedule 3.1(b) consistently applied; provided, however, that Seller shall be deemed to have agreed to each item or amount set forth in the Closing Date Statement (and waived any right to dispute the same) unless Seller has notified Purchaser in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within thirty (30) calendar days after Purchaser’s delivery of the Closing Date Statement to Seller. In the event of such a dispute, Seller and Purchaser shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto; provided that, such amounts shall not be less than the amounts shown in Purchaser’s calculation delivered pursuant to Section 3.1(b)(ii) nor more than the amounts shown in Seller’s calculation delivered pursuant to this Section 3.1(b)(iii)(B). If Seller and Purchaser are unable to reach a resolution with such effect within thirty (30) calendar days after receipt by Purchaser of Seller’s written notice of dispute, Seller and Purchaser shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to Purchaser and Seller (such other accounting firm being referred to herein as the “Independent Accounting Firm”), which shall, within forty five (45) calendar days after such submission, determine and report to Purchaser and Seller upon such remaining disputed items, and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent Accounting Firm shall be allocated between Seller and Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

(C) In acting under this Agreement, Purchaser’s accountants, Seller’s accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

(iv) Final Closing Date Statement. The Closing Date Statement shall be deemed final for the purposes of this Section 3.1(b) upon the earliest of (A) the failure of Seller to notify Purchaser of a dispute within thirty (30) calendar days of Purchaser’s delivery of the Closing Date Statement to Seller, (B) the resolution of all disputes, pursuant to Section 3.1(b)(iii)(B), by Purchaser and Seller and (C) the resolution of all disputes, pursuant to Section 3.1(b)(iii)(B), by the Independent Accounting Firm.

(v) Purchase Price Adjustment. Within three (3) Business Days after the Closing Date Statement being deemed final, the Preliminary Purchase Price shall be increased or decreased, if at all, as follows:

(A) (i) if the Closing Date Cash is less than $2,858,000, then the Preliminary Purchase Price shall be decreased by an amount equal to the difference between $2,858,000 and Closing Date Cash; or (ii) if Closing Date Cash is greater than $2,858,000 then the Preliminary Purchase Price shall be increased by the difference between Closing Date Cash and $2,858,000; and

(B) (i) if the Closing Date Working Capital is less than $27,142,000, then the Preliminary Purchase Price shall be decreased by the difference between $27,142,000 and Closing Date Working Capital; (ii) if the Closing Date Working Capital is greater than $27,142,000 but less than $31,000,000, then the Preliminary Purchase Price shall be increased by the difference between such amounts, but not by an amount greater than $1,858,000; or (iii) if the Closing Date Working Capital is greater than $31,000,000, then the Preliminary Purchase

Price shall be increased by the sum of $1,858,000 and the difference between Closing Date Working Capital and $31,000,000.

(vi) Payment. If the net amount of the adjustments pursuant to clause (v) above results in an increase in the Preliminary Purchase Price, then Purchaser shall, within three (3) Business Days after the Closing Date Statement being deemed final, pay to Seller the amount of such increase by wire transfer of immediately available funds to the account specified by Seller. If the net amount of the adjustments pursuant to clause (v) above results in a decrease in the Preliminary Purchase Price, then Seller shall, within three (3) Business Days after the Closing Date Statement being deemed final, pay to Purchaser the amount of such decrease by wire transfer of immediately available funds to the account specified by Purchaser. Any payment amount shall bear interest thereon from the Closing Date to the date of payment at the rate equal to one percent (1%) above the prime rate of JPMorgan Chase Bank, N.A. on the Closing Date. The Preliminary Purchase Price as so adjusted by this Section 3.1(b), is referred to herein as the “Purchase Price.”

4. Section 4.2(a)(i) of the Agreement is hereby amended to delete “Estimated Purchase Price” and replace it with “Preliminary Purchase Price”.

5. Section 4.2(b)(ii) of the Agreement is hereby amended to delete “Estimated Purchase Price” and replace it with “Preliminary Purchase Price”.

6. To the extent that any of the provisions of this Amendment are inconsistent with the provisions in the Agreement, the provisions of this Amendment shall control. To the extent not inconsistent with the provisions in this Amendment, the Agreement remains unchanged, unaltered and in full force and effect and is hereby reaffirmed in its entirety.

7. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original of this Amendment and all of which, when taken together, will be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to Stock Purchase Agreement, effective as of the date first set forth above.

ELECTRICAL COMPONENTS INTERNATIONAL HOLDINGS COMPANY

By:	/s/ David IbnAle
Name: David IbnAle
Title: President and Chief Executive Officer

WIRE HARNESS HOLDING COMPANY, INC.

By:	/s/ Daniel J. Weber
Name: Daniel J. Weber
Title: Secretary

VIASYSTEMS GROUP, INC.

By:	/s/ Daniel J. Weber
Name: Daniel J. Weber
Title: Secretary

WIRE HARNESS INDUSTRIES, INC.

By:	/s/ Daniel J. Weber
Name: Daniel J. Weber
Title: Secretary

SIGNATURE PAGE TO SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT